Exhibit 99.1

Contact : Laura Graves, (408) 944-1817, ir@stratexnet.com

FOR IMMEDIATE RELEASE

STRATEX NETWORKS ANNOUNCES

FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS

SAN JOSE, Calif., April 29, 2003 – –Stratex Networks, Inc. (NASDAQ: STXN), a leading independent provider of wireless transmission solutions, today reported financial results for the fourth quarter and fiscal year 2003, ended March 31, 2003. Net sales in the fourth quarter of fiscal year 2003 totaled $46.6 million compared to $46.1 million reported in the fourth quarter of fiscal year 2002. Net loss in the fourth quarter of fiscal year 2003 was $8.1 million or $0.10 per share, compared to a net loss of $8.9 million or $0.11 per share reported in the fourth quarter of fiscal year 2002. Excluding restructuring and special charges of $8.4 million incurred during the fourth quarter of fiscal year 2003, the company had a net profit of $0.3 million for the quarter.

     For the fiscal year 2003, Stratex Networks reported net sales of $197.7 million compared to $228.8 million reported for the fiscal year 2002. Net loss for fiscal year 2003 was $51.6 million or $0.62 per share compared to a net loss of $168.9 million or $2.13 per share in fiscal year 2002.

     Stratex Networks received $40 million in orders during the fourth quarter. Total orders for fiscal year 2003 were $190 million. The backlog as of March 31, 2003 was $50 million.

     ” We made substantial progress over the past year despite a very difficult market for telecommunications equipment,” stated Chuck Kissner, Chairman and Chief Executive Officer. “Financial performance improved through process changes, cycle time reductions, product enhancements, manufacturing outsourcing, and fixed cost reductions. Important balance sheet metrics improved with reduced DSOs, increased inventory turns, and higher cash balances. Bottom line results improved considerably while revenues for fiscal year 2003 were down 14% from the prior year. We progressed from appreciable quarterly losses last year to a slight profit in Q4 of fiscal year 2003, excluding the restructuring and special charges of $8.4 million recorded in the fourth quarter.”

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STRATEX NETWORKS, INC. REPORTS FOURTH QUARTER
AND FISCAL YEAR 2003 FINANCIAL RESULTS

     Kissner continued, “While the coming year appears to be no less of a challenge for the telecom industry, we are committed to meeting that challenge with the impact of other programs we began during the last year, aimed at new market initiatives, significant new product introductions, and continued process improvements.”

     The company has scheduled a conference call today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss these matters and answer questions. Investors are invited to listen to the call live via the Internet by accessing http://www.stratexnet.com/. Investors can listen via telephone by dialing (877) 543-9372 domestic or (706) 643-3737 international. Investors can also listen to a telephone replay by calling (800) 642-1687 domestic or (706) 645-9291 international and entering access code 9210077. The Internet link and telephone replay will be available for a period of two weeks following the conference call.

About Stratex Networks, Inc.

With headquarters in San Jose, California, Stratex Networks, Inc. is an industry leader in the development, manufacture and marketing of microwave radio solutions for point-to-point applications, enabling the development of complex communications networks worldwide. Since it was founded in 1984, the company has achieved international recognition for quality, innovation, and technical superiority in delivering wireless transmission systems for the transport of data, voice and video communication systems, including comprehensive service and support. Stratex Networks has built a global customer base spanning a wide variety of applications and geographic locations, with deployment of more than 220,000 systems in over 100 countries representing one of the largest installed bases in the industry. Stratex Networks, with its broad product offering and worldwide sales and support organization, is strategically positioned to serve its customers’ needs in wireless high-capacity transmission technology. ISO-9001:2000 registered and committed to Total Quality Management, Stratex provides its customers with the highest possible degree of quality and value, service and support. Additional information is available at www.stratexnet.com.

Note Regarding Forward-Looking Statements: This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements regarding future results of programs aimed at new market initiatives, significant new product introductions, and continued process improvements. These forward-looking statements are based on current expectations and we assume no obligation to update this information. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain risks and uncertainties, including the risk of increased competition, continuation or further tightening of global capital markets for telecommunications and mobile cellular projects, and economic and political instability in the markets in which we compete. In addition, our backlog is not necessarily indicative of our revenues in any future period. For a further discussion of such factors, see the information provided under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Factors that May Affect Future Financial Results” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, filed with the Securities and Exchange Commission on February 14, 2003.

—Tables to follow—

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STRATEX NETWORKS, INC. REPORTS FOURTH QUARTER
AND FISCAL YEAR 2003 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)
(unaudited)

	March 31,	March 31,
	2003	2002

Assets
Cash and short-term investments	$90,182	$85,674
Accounts receivable, net	31,072	42,953
Inventories	20,307	31,094
Other current assets	14,032	10,775

Total current assets	155,593	170,496
Property & equipment, net	28,836	41,694
Other assets	356	1,927

Total assets	$184,785	$214,117

Liabilities and Stockholders’ Equity
Accounts payable	$23,095	$20,579
Other current liabilities	29,745	19,406

Total current liabilities	52,840	39,985
Other long-term liabilities	19,145	6,675

Total liabilities	71,985	46,660

Stockholders’ equity	112,800	167,457

Total liabilities and stockholders’ equity	$184,785	$214,117

—continued—

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STRATEX NETWORKS, INC. REPORTS FOURTH QUARTER
AND FISCAL YEAR 2003 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,

	2003	2002	2003	2002

Net sales	$46,560	$46,092	$197,704	$228,844
Cost of sales	33,086	38,790	149,165	184,527
Inventory valuation charges (benefit)	(49)	—	(2,122)	102,731

Gross profit (loss)	13,523	7,302	50,661	(58,414)

Operating expenses:
Research and development	3,959	3,705	14,392	18,529
Selling, general and administrative	11,228	14,140	51,422	58,493
Restructuring and other charges	8,379	—	35,741	24,589

Total operating expenses	23,566	17,845	101,555	101,611

Operating loss	(10,043)	(10,543)	(50,894)	(160,025)
Other income (expense)	514	396	(326)	493
Permanent impairment of investments	—	926	(412)	(7,918)

Loss before income taxes	(9,529)	(9,221)	(51,632)	(167,450)
Provision (benefit) for income taxes	(1,416)	(333)	(77)	1,423

Net loss	($8,113)	($8,888)	($51,555)	($168,873)

Basic and diluted loss per share	($0.10)	($0.11)	($0.62)	($2.13)
Basic and diluted weighted average shares outstanding	82,710	82,265	82,548	79,166

—continued—

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STRATEX NETWORKS, INC. REPORTS FOURTH QUARTER
AND FISCAL YEAR 2003 FINANCIAL RESULTS

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES*

(in thousands)
(unaudited)

	Three months ended
	March 31,

	2003	2002

GAAP loss	($8,113)	($8,888)
Non-GAAP adjustments:
Restructuring and other charges	8,379	—

Total Non-GAAP adjustments	8,379	—
Non-GAAP income (loss)	$266	($8,888)

* In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Stratex Networks, Inc. also discloses pro forma or non-GAAP results in order to assess and reflect operating performance. Management believes the pro forma measure helps indicate underlying trends and better enables period-to-period comparisons. Pro forma information excludes certain restructuring and special charges. Pro forma information should not be considered superior to or as a substitute for measures or data prepared in accordance with GAAP.

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